Exhibit 10.9.2

LEASE AMENDMENT NUMBER ONE

This LEASE AMENDMENT NUMBER ONE entered into this 26th day of August, 2010 (the “First Amendment”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and INC RESEARCH, INC., a Delaware corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated May 6, 2010 (the “Lease”), for space designated as Suites 360, 600 and 700, comprising approximately 60,058 rentable square feet (the “Existing Premises”), in the Highwoods Tower Two Building, located at 3201 Beechleaf Court, City of Raleigh, County of Wake, State of North Carolina; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.              Premises. Effective on December 1, 2010 (the “Expansion Commencement Date”), the Existing Premises shall be expanded by the addition of approximately 4,925 rentable square feet located on the third floor of the Building (the “Expansion Space”), as shown on Exhibit A attached hereto. Effective on the Expansion Commencement Date: (a) all references in the Lease to the “Premises” shall be amended to include both the Existing Premises and the Expansion Space, comprising a total of approximately 64,983 rentable square feet; and (b) Exhibit A attached to this First Amendment shall be incorporated into Exhibit A to the Lease.

2.              Base Rent. Effective on December 1, 2010, Section 1(f) of the Lease, entitled “Base Rent”, shall be amended to provide that cumulative Base Rent during the Term for the Existing Premises and the Expansion Premises shall be $9,675,153.82, to be payable in monthly installments in accordance with the following rent schedule (which shall replace the rent schedule provided in the Lease):

MONTHS	MONTHLY RENT	PERIOD RENT
12/1/2010 – 11/30/2011	$50,767.97	$609,215.64
12/1/2011 – 11/30/2012	$52,037.17	$624,446.04
12/1/2012 – 1/31/2013	$53,338.10	$106,676.20
2/1/2013 – 11/30/2013	$106,676.19	$1,066,761.90
12/1/2013 – 11/30/2014	$109,343.10	$1,312,117.20
12/1/2014 – 11/30/2015	$112,076.68	$1,344,920.16
12/1/2015 – 11/30/2016	$114,878,59	$1,378,543.08
12/1/2016 – 11/30/2017	$117,750.56	$1,413,006.72
12/1/2017 – 11/30/2018	$120,694.32	$1,448,331.84
12/1/2018 – 2/28/2019	$123,711.68	$371,135.04
	BASE RENT:	$9,675,153.82

The above rent schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum Number Two, as amended herein.

3.              Brokers’ Commissions. Section 27 of the Lease, entitled “Brokers’ Commissions”, shall be amended to provide that Tenant has not dealt with any real estate broker, finder or other person with respect to this First Amendment and the extension of the Lease, except for Jones Lang LaSalle Americas, Inc., whose address is 5420 Wade Park Boulevard, Suite 206, Raleigh, North Carolina 27609.

4.              Additional Rent — Operating Expenses and Taxes. Effective on December 1, 2010, Lease Addendum Number Two, entitled “Additional Rent — Operating Expenses and Taxes”, shall be amended to provide that Tenant’s Proportionate Share shall mean 38.7345% calculated by dividing the approximately 64,983 rentable square feet of the Premises by the approximately 167,765 net rentable square feet of the Building.

5.              Right to Terminate. Section 30(g) of the Lease is hereby amended to provide that the Termination Fee shall be a lump-sum amount of $520,676.00.

6.              Improvements. Landlord shall, at Landlord’s expense, complete those certain improvements to the Expansion Space as shown on Exhibits A and A-1 attached hereto (the “Tenant Improvements”). If Tenant makes any revision to the space plan after such space plan has been approved by both Landlord and Tenant, then Tenant shall pay all additional costs and expenses incurred as a result of such revisions, including Landlord’s construction supervision fee of ten percent (10%) to manage and oversee the work to be done on Tenant’s behalf. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses incurred in connection with the changes requested by Tenant. Such costs and expenses shall include all amounts charged by the contractor performing the work (the “Contractor”) for performing such work and providing such materials (including the Contractor’s general conditions, overhead and profit). Tenant will be billed for such costs and expenses as follows: (i) forty-five percent (45%) of such costs and expenses shall be due and payable upon Tenant’s approval of the cost estimates for the Tenant Improvements; (ii) forty-five percent (45%) of such costs and expenses shall be due and payable when such work is fifty percent (50%) completed; (iii) ten percent (10%) (i.e., the outstanding balance) of such costs and expenses shall be due and payable upon substantial completion. If unpaid within thirty (30) days after receipt of invoice, then the outstanding balance shall accrue interest at the rate of one percent (1%) per month until paid in full.

The Expansion Space shall be deemed to be substantially complete when the work to be performed by Landlord pursuant to the plans approved by Landlord and Tenant (the “Plans”) has been completed, as certified by Landlord’s architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Expansion Space are occupied without causing material interference with Tenant’s use of the Expansion Space (i.e, “punch list items”). Notwithstanding the foregoing, The Expansion Commencement Date shall remain the date specified in Section 1 hereinabove regardless of any delays in the substantial completion of the work. Landlord covenants and agrees that all work performed in connection with the construction of the Expansion Space shall be performed in a good and workmanlike manner and in accordance with the final approved Plans. Landlord agrees to exercise due diligence in completing the construction of the Expansion Space.

Landlord agrees to repair and correct any work or materials installed by Landlord or its Contractor in the Expansion Space that prove defective as a result of faulty materials, equipment, or workmanship and that first appear within three hundred sixty (360) days after the date of occupancy of the Expansion Space. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord’s Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

During construction of the Tenant Improvements in the Expansion Space with the approval of the Landlord, Tenant shall be permitted reasonable access to the Expansion Space, as long as such access does not interfere with or delay construction work on the Expansion Space for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Expansion Space.

7.              Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this First Amendment, the

Lease shall remain in full force and effect. If anything contained in this First Amendment conflicts with any terms of the Lease, then the terms of this First Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

8.              Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

INC RESEARCH, INC.
a Delaware corporation

By:	/s/ Karen M. Wall
Name:	Karen M. Wall, Esq.
Title:	General Counsel

Date:	26 August 2010

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill, III
Thomas S. Hill, III
Vice President and Division Manager

EXHIBIT A

EXPANSION SPACE

Walls - under 500lf 314 LF

Bldg Std Base Cabinets 8 LF

Bldg Std Upper Cabinets 8 LF

Concrete Work 52 SF

bldg std 3' hm frame 11 EA

Relocate door and frame 2 EA

Bldg std 3' pre fin door 11 EA

Lockset 13 EA

Paint frames 13 EA

Insulation - New 2,266 SF

Sink - New 1 EA

Water line 2 EA

Hot water heater 1 EA

Phone / Data 28 EA

Floor box 1 EA

Light switch 32 EA

Duplex outlet 28 EA

Dedicated 120v 12 EA

OFFICE
COPY STATION
WORK ROOM
BREAK
REF
COPY
SERVER 320
ALIGN
STORAGE
OFFICE 318
OFFICE 317

INC 3RDFloor Plan - EXP 7-23-10.pdf (98% of Scale); Inc Expansion; 7-7-2009 12-38-44; 8/18/2010 11:06 AM

INC 3RDFloor Plan - EXP 7-23-10.pdf (98% of Scale); Inc Expansion; 7-7-2009 12-38-44; 8/18/2010 11:06 AM

Paint - 1 side 1,347 SF

Paint - 2 sides 5,509 SF

OFFICE
OFFICE
OFFICE
COPY STATION
OFFICE
OFFICE
WORK ROOM
REF
BREAK
COPY
SERVER 320
ALIGN
OFFICE
STORAGE
OFFICE
OFFICE
OFFICE 318
OFFICE 317
OFFICE
OFFICE
OFFICE
ALIGN

INC 3RDFloor Plan - EXP 7-23-10.pdf (98% of Scale); Inc Expansion; 7-7-2009 12-38-44; 8/4/2010 01:35 PM

$18 per yrd cpt 499 SY
VCT 208 SF
Base - 1 Side 313 LF
Base - 2 Sides 303 LF

OFFICE
OFFICE
OFFICE
COPY STATION
OFFICE
OFFICE
SERVER 320
ALIGN
STORAGE
OFFICE
OFFICE
OFFICE
OFFICE 318
OFFICE 317
OFFICE
OFFICE
OFFICE
COPY

INC 3RDFloor Plan - EXP 7-23-10.pdf (98% of Scale); Inc Expansion; 7-7-2009 12-38-44; 8/4/2010 01:33 PM

CEILINGS - REMOVE REPLACE EXISTING TILES 4,607 SF

Relocate 2x4 Lights 44 EA

Exit lights 3 EA

Motion Sensors 17 EA

Fire alarm 6 EA

OFFICE
OFFICE
STATION
OFFICE 10'-10
OFFICE 10'-10
BREAK
SERVER 320
ALIGN
STORAGE
OFFICE
OFFICE
OFFICE 318
15'-0"
9'-1"
OFFICE 317
ALIGN

INC 3RDFloor Plan - EXP 7-23-10.pdf (98% of Scale); Inc Expansion; 7-7-2009 12-38-44; 8/4/2010 01:34 PM